FOR IMMEDIATE RELEASE

For more information please contact:
Sheldon Nelson, CEO
        1-973-237-9499
investor@mduc.com

MDU Communications Closes $10 million in Credit Facility Financing,
Increases Facility to $30 million

TOTOWA, NJ, July 3, 2008 - MDU Communications International, Inc. (OTCBB: MDTV), and its wholly owned subsidiary MDU Communications (USA) Inc., a leading end-to-end provider of DIRECTV® digital satellite television programming and broadband Internet services to the United States residential multi-dwelling unit market, today announces that it has closed a $10 million increase to its current $20 million revolving credit financing facility (“Credit Facility”) with Full Circle Funding, LP (“Full Circle Capital”) and FCC, LLC (“First Capital”).

The senior secured Credit Facility, of up to $30 million, has a new five-year term under which the Company will pay interest on actual principal drawn during the full term of the agreement. The original terms and conditions of the Credit Facility, previously negotiated and executed on September 11, 2006, have not changed. Pursuant to the terms of the new agreement, the Company will issue Full Circle Capital and First Capital five-year warrants to collectively purchase 750,000 shares of Company common stock at an exercise price of $.60 per share.

“We continue to believe this long-term non-dilutive financing facility is an excellent means by which to finance our growth. Our financial performance continues to improve and despite these challenging capital markets, our ability to secure capital, should we choose to utilize it, has not diminished due in part to the recurring revenue nature of our business and our positive long-term business outlook,” commented Mr. Sheldon Nelson, President and CEO of MDU Communications.

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About MDU: MDU Communications International, Inc. (OTCBB: MDTV), through its wholly owned subsidiary MDU Communications (USA) Inc., is a leading full service provider of premium communication/information services, including DIRECTV® digital satellite television, private cable television services and high-speed (broadband) Internet access, exclusively to the United States multi-dwelling unit (MDU) marketplace - estimated to include 26 million residences. The Company is committed to delivering state-of-the-art and next generation interactive communication service solutions to MDU property owners and residents. For additional information, please see www.mduc.com or contact Investor Relations.

About Full Circle: Full Circle Finding, LP (“Full Circle Capital”), Rye Brook, NY, as a specialty finance company originates and acquires senior loans, participating debt instruments and leases in niche underserved markets. Full Circle Capital focuses on opportunities characterized by strong underlying assets or other collateral that are often overlooked by traditional lenders. One of Full Circle Capital’s primary initiatives is to offer flexible borrowing solutions to media and communications companies for the purpose of growth capital and new development, acquisitions and/or refinancing of existing capital. Full Circle Capital provides funding amounts of $1 million to $30 million, or more. Full Circle Capital manages a captive pool of capital for these purposes.

For more information please contact:
John Stuart, Managing Partner
1-914-220-6250
info@fcfcapital.com
www.fcfcapital.com

About First Capital: First Capital has been providing prompt, professional and reliable financing solutions since 1987 across the United States. In 2003, a group of private investors and the management team decided to take First Capital into a new and exciting direction. As a result, First Capital has both the professional staff and the financial strength to serve the needs of middle market businesses throughout the United States. First Capital implemented its new plan, focusing on senior secured revolving credit facilities for clients with financing needs from $35,000 to $250 million. In addition, First Capital can provide its clients with outsourcing solutions to the managing of its accounts receivable and credit default swaps on accounts receivable. As a result of its focus on client service, First Capital has become one of the largest independent full service commercial finance companies in the United States. In addition, First Capital has leveraged its expertise in receivables finance to become a manager of asset portfolios for others and is an active issuer of receivables-backed securities. First Capital is staffed with over 160 experienced and dedicated employees across the country. Responsiveness and service to our clients when they need it most is First Capital’s strategic advantage over its competitors. .

For more information please contact:
Geoffrey Marcus , Managing Director
1-800-619-0804
web-leads@firstcapital.com
www.firstcapital.com

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements relating to financial stability and growth of the Company. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements, including, but not limited to, fluctuations in operating results and operating plans, deployment of new subscribers, closing of certain acquisitions and financings, market forces, supplier negotiations and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s 10-K for year ended September 30, 2007, and incorporated herein by reference.

The Company’s filings, including current financial reports, can be accessed through the EDGAR database at www.sec.gov.